UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2012
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Steel Excel Inc.
(Exact name of Registrant as specified in its charter)

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Delaware	0-15071	94-2748530
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2603 Camino Ramon, Suite 200, San Ramon, California 94583
(Address of principal executive offices including zip code)

(408) 945-8600
(Registrant’s telephone number, including area code)
______________

 (Former name or former address, if changed since last report)
______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Entry into Acquisition Agreement

As previously disclosed in a Form 8-K filed by Steel Excel Inc. (the “Company”), on April 30, 2012, the Company entered into a Share Acquisition Agreement (the “Acquisition Agreement”) to acquire Sun Well Service, Inc. (“Sun Well”) from BNS Holding, Inc. (“BNS”), subject to the satisfaction or waiver of certain conditions (the “Acquisition”).  The Acquisition Agreement, which is among the Company, BNS, SWH, Inc. (“SWH”) and SPH Group Holdings LLC, provides that the Company will acquire all of the capital stock of SWH, the parent company of Sun Well, for an acquisition price of $85 million less net debt (debt outstanding minus cash) subject to certain adjustments.  The acquisition price will be paid through the issuance of up to 2,200,000 shares of the Company’s common stock, valued at $30 per share (the “Stock Issuance”), and cash.

Affiliates of Steel Partners Holdings L.P. (the “Steel Parties”) currently own approximately 40% of the Company and approximately 85% of BNS. As a result of the Acquisition, the Steel Parties will beneficially own slightly over 50% of the outstanding common stock of the Company.  The Acquisition Agreement provides that the Steel Parties may purchase up to 200,000 of the Company’s common shares in the open market prior to the completion of the Acquisition (the “Open Market Purchases”), and may also exercise an option on or immediately prior to the closing date to purchase newly issued shares of common stock from the Company at a purchase price of $30 per share (the “Top-Up Option”), such that the Steel Parties would have “Control” of the Company, as defined under Section 304(c) of the Internal Revenue Code of 1986, as amended (the “Code”); provided, however, that shares purchased pursuant to Open Market Purchases and the exercise of the Top-Up Option may not be in amounts that would cause a “change of ownership” of the Company under Section 382 of the Code. Shares of the Company’s common stock purchased in the open market by the Steel Parties may reduce the number of shares to be issued to the Steel Parties as part of the acquisition price, up to a maximum of 172,500 shares, which reduction would result in an increase in the portion of the purchase price paid in cash.

The parties intend that the transaction qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Consequently, following the completion of the Acquisition, BNS intends to liquidate and distribute its assets to its stockholders.  The Acquisition Agreement provides that BNS will distribute its remaining cash, after payment or making reserve for all of its claims and obligations, to its stockholders other than the Steel Parties, and that the Steel Parties will receive the shares of Company common stock issued in the transaction.

The Acquisition Agreement contains representations, warranties and covenants that are customary for a transaction of this type, including, among others, covenants by SWH regarding the conduct of Sun Well’s business prior to  the closing of the Acquisition.  Additionally, the Steel Parties have agreed to vote the shares of stock of BNS that they beneficially own in favor of adoption of the plan of liquidation and approval of the Acquisition Agreement at a meeting of BNS stockholders.

The representations, warranties and covenants contained in the Acquisition Agreement have been made only for the purposes of such agreement as of specific dates and solely for the benefit of the parties to the Acquisition Agreement and may have been qualified by certain confidential disclosures between the parties and a contractual standard of materiality different from those generally applicable to stockholders, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Acquisition Agreement and should not be relied upon as a disclosure of factual information relating to the Company, Sun Well, SWH or BNS.

Closing of the Acquisition is subject to conditions that are customary for a transaction of this type, including, without limitation, that there has been no material adverse effect on the condition of SWH, Sun Well or BNS’ ability to consummate the transaction; that the BNS stockholders shall have voted in favor of adoption of the plan of liquidation and approval of the Acquisition Agreement (the “BNS Stockholder Approval”); and SWH’s satisfaction of a minimum working capital requirement.  BNS’ obligation to close is also subject to it obtaining “control” of the Company as defined under Section 304(c) of the Code.  Additionally, the closing is subject to a condition that all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) shall have expired or been terminated.  On April 30, 2012, the Company was notified that early termination of the waiting period under the HSR Act had been granted.

The Acquisition Agreement contains certain termination rights for each of the Company and BNS, applicable upon (i) mutual written consent of the Company and BNS, (ii) the closing of the Acquisition having not occurred on or prior to June 30, 2012 (the “Outside Date”), provided that the party wishing to terminate the Acquisition Agreement for such reason shall not have been the proximate cause of the delay in closing prior to such date, (iii) the BNS Stockholder Approval having not been received at a meeting of BNS stockholders held to vote on such matters, (iv) the existence of any order, decree or ruling or other action prohibiting the Acquisition that is final and nonappealable, or (v) a breach by either of the Company on the one hand, or BNS or SWH on the other, if either such party took action that would cause a closing condition not to be satisfied and is incapable of being cured by the Outside Date.

The foregoing description of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

In addition to the ownership interests of the Steel Parties in each of the Company and BNS, John J. Quicke, the Company’s Interim President and Chief Executive Officer, is an affiliate of the Steel Parties and the Chief Executive Officer of Sun Well, and Jack Howard, a director of the Company, is an affiliate of the Steel Parties and a director of BNS and SWH, and also the Vice President, Treasurer and Secretary of SWH.  The Company appointed a special committee comprised solely of its independent directors to consider and negotiate this transaction on its behalf, as did BNS.

Amendment of the Tax Benefits Preservation Plan

On April 30, 2012, the Company’s Board of Directors (the “Board”)  approved an amendment (the “Amendment”) to the Company’s Tax Benefits Preservation Plan (the “Plan”).  The Amendment expands the types of acquisitions that the Board may approve by a person that owned 5% or more of the Company’s securities immediately prior to the announcement of the adoption of the Plan (each such person, a “grandfathered person”).  The Plan is amended to permit a “grandfathered person” to increase its ownership of the Company’s securities by more than the amount that the Plan would otherwise permit without triggering the Plan, if the grandfathered person acquires such securities pursuant to open market purchases, and the Board determines, in its sole discretion, that such open market purchases do not jeopardize or endanger the Company’s utilization of the net operating losses and other tax benefits or is otherwise in the Company’s best interests.  A copy of the Amendment is filed as Exhibit 4.1 hereto.

The Board approved the Amendment to facilitate the Acquisition.  At the same time the Amendment was approved, the Board also approved the purchase of the Company’s common stock by the Steel Parties pursuant to the Open Market Purchases, as well as the Stock Issuance, the granting of the Top-Up Option and any stock that is issued pursuant to the exercise of the Top-Up Option, in each case based upon the determination that such purchases or issuances are in the Company’s best interests.

Item 3.02.   Unregistered Sales of Equity Securities.

Information regarding the Stock Issuance and the Top-Up Option set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Section 3.02 by reference.  The Stock Issuance will be, and the grant of the Top-Up Option is, exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as transactions not involving a public offering.

Item 3.03.   Material Modifications of Rights of Security Holders.

The information regarding the Amendment contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Share Acquisition Agreement, dated as of April 30, 2012, by and among Steel Excel Inc., BNS Holding, Inc., SWH, Inc. and SPH Group Holdings LLC.

4.1	First Amendment to the Tax Benefits Preservation Plan, dated as of May 1, 2012, by and between Steel Excel Inc. and Registrar and Transfer Company, as Rights Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Steel Excel Inc.

By:	/s/ Mark Zorko
	Name:	Mark Zorko
	Title:	Chief Financial Officer

Dated:  May 2, 2012

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Acquisition Agreement, dated as of April 30, 2012, by and among Steel Excel Inc., BNS Holding, Inc., SWH, Inc. and SPH Group Holdings LLC.

4.1	First Amendment to the Tax Benefits Preservation Plan, dated as of May 1, 2012, by and between Steel Excel Inc. and Registrar and Transfer Company, as Rights Agent.